UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 12, 2006
HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One SeaGate, Suite 1500
Toledo, Ohio 43604
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (419) 247-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Amendment No. 1 to Agreement and Plan of Merger
      On October 12, 2006, Health Care REIT, Inc., a Delaware corporation (“Health Care REIT”), Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Health Care REIT, and Heat OP Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsidiary of Health Care REIT, entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Windrose Medical Properties Trust, a Maryland real estate investment trust (“Windrose”), and Windrose Medical Properties, L.P., a Virginia limited partnership and Windrose’s operating partnership (“Windrose OP”), in order to amend the Agreement and Plan of Merger dated as of September 12, 2006 among the parties (the “Original Agreement”) providing for the merger of Windrose with and into Heat Merger Sub, LLC, with Heat Merger Sub, LLC continuing as the surviving entity (the “Merger”) and the merger of Heat OP Merger Sub, L.P. with and into Windrose OP, with Windrose OP continuing as the surviving entity.
      The Amendment provides for a change in the consideration to be received by the holders of the 7.5% Series A Cumulative Convertible Preferred Shares of beneficial interest, $0.01 par value per share, of Windrose (the “Windrose preferred shares”) at the effective time of the Merger.
      The Original Agreement provided that, at the effective time of the Merger, each holder of Windrose preferred shares issued and outstanding immediately prior to the effective time of the Merger would receive for each Windrose preferred share held by such holder a cash payment equal to the sum of $25.00 per share plus an amount equal to any accrued and unpaid dividends thereon to the effective time of the Merger, without interest. The Amendment provides that, at the effective time of the Merger, each holder of Windrose preferred shares issued and outstanding immediately prior to the effective time of the Merger will instead receive one share of the 7.5% Series G Cumulative Convertible Preferred Stock of Health Care REIT, $1.00 par value per share, having substantially similar rights and preferences as the Windrose preferred shares and to be established prior to the consummation of the transaction.
      The foregoing description of certain terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
      (d) Exhibits

2.1	—	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.
Additional Information and Where to Find It
      In connection with this proposed transaction, a registration statement of Health Care REIT, which will contain a proxy statement/prospectus, will be filed with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the registration statement, including the proxy statement/prospectus, and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.

Participants in the Solicitation
      The respective directors, trustees, executive officers and other members of management and employees of Health Care REIT and Windrose may be deemed to be participants in the solicitation of proxies from the shareholders of Windrose in favor of the transactions. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Information about Windrose and its trustees and executive officers, and their ownership of Windrose securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of Windrose, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Care REIT, Inc.
Dated: October 13, 2006	By:	/s/ George L. Chapman
		Name:	George L. Chapman
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	—	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 12, 2006, by and among Health Care REIT, Inc., Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose Medical Properties Trust and Windrose Medical Properties, L.P.

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